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                                                                   EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony J. Fant and Steve E. Tondera, Jr., and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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
By                            /s/ Anthony J. Fant                       Date: September 27, 2001

                                Anthony J. Fant
                     Chairman and Chief Executive Officer
                         (Principal Executive Officer)

By                         /s/ Steve E. Tondera, Jr.                    Date: September 27, 2001

                             Steve E. Tondera, Jr.
                          Vice President of Finance,
                     Chief Financial Officer and Treasurer
                 (Principal Financial and Accounting Officer)

By                           Mark V. Traynor, III                       Date: September 27, 2001

                             Mack V. Traynor, III
                                   Director

By                          /s/ Edwin W. Finch, III                     Date: September 27, 2001

                              Edwin W. Finch, III
                                   Director
By                                                                      Date: September 27, 2001

                             /S/ David W. Ortlieb

                               David W. Ortlieb
                                   Director

By                         /S/ Steve E. Tondera, Jr.                    Date: September 27, 2001

                             Steve E. Tondera, Jr.
                                   Director
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